Fidelity Bond Coverage

Underwriter:                                                                           Continental Casualty Company
Period for which premiums have been paid: From 12:01 a.m. on 8/19/2009 to 12:01 a.m. on 8/19/2010.

Policy Number:  169906855

Company	Coverage	Premium
Advisors’ Inner Circle Fund	$40,000,000	$23,021
CNI Charter Funds	$40,000,000	$13,916
The Advisors’ Inner Circle Fund II	$40,000,000	$6,442
Bishop Street Funds	$40,000,000	$1,374
Causeway Capital Management Trust	$40,000,000	$2, 921
Oak Associates	$40,000,000	$722.
SEI Asset Allocation Trust	$40,000,000	$3,780
SEI Daily Income Trust	$40,000,000	$26,285
SEI Institutional International Trust	$40,000,000	$6,786
SEI Institutional Investments Trust	$40,000,000	$45,527
SEI Institutional Managed Trust	$40,000,000	$25,770
SEI Investments Distribution Co.	$40,000,000	$21,475
SEI Investments Global Funds Services	$40,000,000	$21,475
SEI Investments Management Corp.	$40,000,000	$0
SEI Liquid Asset Trust	$40,000,000	$3,264
SEI Tax Exempt Trust	$40,000,000	$9,621
The Arbitrage Fund	$40,000,000	$533
SEI Opportunity Fund, L.P.	$40,000,000	$120
SEI Structured Credit LP	$40,000,000	$172
SEI Alpha Strategy Portfolios LP	$40,000,000	$1,546